Exhibit 99.1
Key Energy Services, Inc.
News Release

For Immediate Release:	Contact: Blake Hutchinson
Thursday, September 3, 2009	(713) 651-4523
KEY ENERGY SERVICES CLOSES SECOND INVESTMENT IN RUSSIAN OILFIELD SERVICES COMPANY
HOUSTON, TX, September 3, 2009 – Key Energy Services, Inc. (NYSE: KEG) announced today that it has consummated the second tranche of its investment in Russian oilfield services company OOO GeoStream Services Group effective September 1, 2009. Following its initial investment of $17.6 million in October of 2008, Key made an additional capital infusion of approximately $16.2 million, increasing its ownership interest in GeoStream from 26% to 50%. Following the closing of the second tranche, Key has the right to appoint a majority of GeoStream’s board, and will now consolidate GeoStream’s financial results.
In conjunction with the second closing, GeoStream has agreed to purchase from Key a customized suite of equipment, including two 400 series workover rigs, two 1,000 HP drilling rigs, cementing equipment, and fishing tools for approximately $23.0 million in total, a portion of which will be seller financed. The workover and drilling rigs will include associated complimentary support equipment, all of which is highly mobile and designed for rapid rig-up, deployment and demobilization. The two 400 series workover rigs were designed and fabricated by Key specifically for operations in the Russian market, and the two 1,000 HP drilling units were engineered and upgraded to operate in Arctic conditions. Additionally, Key is planning to license its proprietary KeyView® system technology to GeoStream, and to provide technical services to GeoStream.
Chairman, President, and CEO Dick Alario commented, “Both Key and GeoStream have exerted the utmost in planning and teamwork to construct a model that will support the growth and financial success of our Russian investment. While Russia is a challenging market, it is clear to us that many of the indigenous operators now recognize that new, reliable equipment and proven technology add value to their projects. Key’s partnership with GeoStream is designed to target these customers. We believe that our strategy is sound and our timing is right as we see the Russian market demonstrating signs of steady improvement.”
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About Key Energy Services
Key Energy Services is the largest provider of onshore well service rigs in the United States and one of the leading onshore, rig-based well servicing contractors in the world. The company provides a complete range of well services, including rig-based well maintenance, workover, well completion and recompletion services, fluid management services, pressure pumping services, fishing and rental services, electric wireline services and ancillary oilfield services. Key Energy Services has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico. Additionally, the company has a technology development group based in Canada and ownership interests in a drilling and production services company in Canada and a drilling and workover services and sub-surface engineering and modeling company in the Russian Federation.

Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about the company, our industry, our management’s beliefs and certain assumptions made by management. Whenever possible, we have identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to, risks affecting our foreign operations, including risks related to our increased investment in the Russian Federation, our ability to consummate the sale of equipment to GeoStream, the financing of some of the equipment sold to GeoStream and our related inability to perfect a security interest in such equipment located outside the United States, the licensing of our intellectual property in foreign jurisdictions, and other risks associated with providing services and conducting operations in the Russian Federation.  Other important risk factors that may affect our business, results of operations and financial condition are discussed in our most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings.  Because such statements involve risks and uncertainties, our actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here.  However, readers should review carefully the reports and documents we file periodically with the Securities and Exchange Commission.